UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1272589
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Rights to Purchase Common Stock	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-169310

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the subscription rights to purchase common stock (the “Rights”) to be registered hereunder is contained in the section entitled “The Rights Offering” in the prospectus included in the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-169310) (the “Registration Statement”) filed with the SEC on November 4, 2010, and is incorporated herein by reference. In addition, a description of the Rights will also be contained in a section entitled “The Rights Offering” in the form of final prospectus to be filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is also incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (File No. 0-14938) for the quarter ended July 2, 2005).

4.2	By-laws of the Company as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 0-14938) filed February 3, 2010).

4.3	Form of Subscription Rights Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-169310) filed November 4, 2010).

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stanley Furniture Company, Inc.

By:	/s/ Douglas I. Payne
Douglas I. Payne
Executive V.P.—Finance & Administration and Secretary

Dated: November 12, 2010